Exhibit 10.26

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective this ___ day of ___________________ 201__ (the “Date of Grant”) by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Company” or “Employer”), and _____________ (the “Grantee”).

WHEREAS, in contemplation of the Grantee’s service to the Company, the Company desires to grant to the Grantee an option to purchase ______________ shares of common stock of the Company (the “Common Stock”).

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee a stock option (the “Option”) to purchase Shares at an exercise price of $____ per Share (the “Exercise Price”) in accordance with, and subject to, the 2012 Plan (as defined below). The Option shall become exercisable according to Paragraph 2 below. The Option hereby granted is an incentive stock option within the meaning of Section 422 of the Code. To the extent the Option fails to qualify as an incentive stock option because it exceeds the $100,000 limit of Section 422 of the Code it shall be a non-qualified stock option as provided in applicable Treasury regulations.

2. Exercisability of Option.

(a) General. The Option shall become exercisable in the manner provided below, if the Grantee continues to be Employed by the Employer (as defined in Paragraph 9) through the applicable date. For this purpose, the term “Shares” refers to the number of shares of Common Stock underlying the Option that vests in the manner described under Vest Type and Vesting Requirements. The term “Vest Type” describes how the Option covering the Shares vest. The term “Full Vest Date” summarizes the vesting requirements further described in Paragraph 2(b) below.

Time of Exercise. The Option may be exercised after the time or times set forth below, and shall remain exercisable until the expiration time provided for in Section 3, when the right to exercise shall terminate absolutely:

(i)	____% of the Shares in the aggregate subject to the Option may be purchased on or after_______;

(ii)	____% of the Shares in the aggregate subject to the Option may be purchased on or after_______;

(iii)	____% of the Shares in the aggregate subject to the Option may be purchased on or after_______; and

(iv)	____% of the Shares in the aggregate subject to the Option may be purchased on or after ________.

There is no pro rata vesting of Shares for service prior to or between the applicable calendar dates.

(b) Vesting Requirements. The Option may be exercised only for whole Shares that have vested (i.e., not any fractional Shares).

US_ACTIVE-114320138.2-EPBROMLE

(c) Changes in Capitalizations. The number of Option Shares, the Exercise Price and/or the kind of Company capital stock subject to the Option shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Company Stock underlying the Option to change, such as an extraordinary stock dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event (each, a “Nonreciprocal Transaction”) in such manner as the Compensation Committee of the Board of Directors of the Company (the “Committee”) shall determine but, to the extent practicable, without either enlarging or diminishing the rights and benefits of the Grantee under the Option. Any fractional share resulting from any such adjustment may be rounded down to the nearest whole share.

3. Term of Option.

(a) The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Grantee ceases to be Employed by the Employer, if the termination is for any reason other than Disability (as defined in Paragraph 9), death or Cause (as defined in Paragraph 9).

(ii) The expiration of the one (1) year period after the Grantee ceases to be Employed by the Employer on account of the Grantee’s Disability.

(iii) The expiration of the one (1) year period after the Grantee ceases to be Employed by the Employer, if the Grantee dies while Employed by the Employer.

(iv) The date on which the Grantee ceases to be Employed by the Employer on account of a termination by the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Company determines that the Grantee has engaged in misconduct that constitutes Cause at any time while the Grantee is Employed by the Employer or after the Grantee’s termination of employment or service, the Option shall terminate as of the date on which such misconduct constituting Cause first occurred.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately following the 10th anniversary of the Date of Grant. If the Option, or any portion thereof, is not exercisable at the time the Grantee ceases to be Employed by the Employer it shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Committee shall determine, the Grantee shall pay the exercise price (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect, in a form and manner prescribed by the Company, to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Restrictions on Exercise. Except as the Company may otherwise permit, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6. Termination of Employment, Disability, or Death.

(a) Except as provided below, the Option may only be exercised while the Grantee is Employed by the Employer. In the event that the Grantee ceases to be Employed by the Employer for any reason other than Disability, death, termination for Cause, or as set forth in subparagraph (e) below, that portion of the Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be Employed by the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any portion of the Grantee’s Option that is not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

(b) In the event the Grantee ceases to be Employed by the Employer on account of a termination by the Employer for Cause, the Option shall terminate as of the date on which the Grantee ceases to be Employed by the Employer or the date on which the Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Paragraph 6, if the Company determines that the Grantee has engaged in misconduct that constitutes Cause at any time while the Grantee is Employed by the Employer or after the Grantee’s termination of employment, the Option shall terminate as of the date on which such misconduct constituting Cause first occurred, or the date on which the Option would otherwise expire, if earlier. Upon any exercise of the Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(c) In the event the Grantee ceases to be Employed by the Employer because the Grantee is Disabled, the Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any portion of the Grantee’s Option that is not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

(d) If the Grantee dies while Employed by the Employer, the Option shall become immediately exercisable in full and remain exercisable for a period of one (1) year from his date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within 90 days after the date on which the Grantee ceases to be Employed by the Employer on account of a termination specified in subparagraph (a) above (or within such other period of time as may be specified by the Company), the portion of the Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any portion of the Grantee’s Option that is not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

7. Consequences of a Change in Control.

(a) Notice and Acceleration. Upon a Change in Control (as defined in Paragraph 9), if any portion of the Option is outstanding, the Company shall provide the Grantee written notice of such Change in Control. Upon a Change in Control, the Grant shall automatically accelerate and become fully exercisable as permitted by Section 9 of the Wireless Telecom Group, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”).

(b) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, including a Change in Control, that in each case is not a Nonreciprocal Transaction, subject paragraph (7a), the Committee may (i) adjust the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, (ii) allow the Option to continue, (iii) provide for the substitution or assumption of the Option, (iv) provide for the accelerated expiration of the Option, (v) provide for settlement of the Option in exchange for its value in cash, cash equivalents or other property, or (vi) combine one or more of the foregoing actions with respect to the same event, all in a manner consistent with the provisions of Section 10(c)(ii) of the 2012 Plan.

8. Requirements for Issuance or Transfer of Shares.

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with the Option under this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. This Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may include a legend to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under this Agreement will be subject to such stop-transfer orders and other restrictions as may be required by or appropriate under, applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the

Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9. Definitions.

(a) “Cause” shall have the meaning set forth in Section 2(f) of the 2012 Plan.

(b) “Change in Control” shall have the meaning set forth in Section 9(b) of the 2012 Plan.

(c) “Code” shall have the meaning set forth in Section 2(h) of the 2012 Plan.

(d) “Disability” shall mean the Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

(e) “Employed by the Employer” shall mean employment as an employee of the Employer (so that, for purposes of exercising Options, the Grantee shall not be considered to have terminated employment until the Grantee ceases to be an employee of the Employer).

(f) “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board of Directors of the Company.

(g) “Fair Market Value” per Share, or for the Company Stock, shall be determined as follows: (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported; or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value (as defined in the Plan) per share shall be as determined by the Committee.

10. Administration. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of this Agreement, and its decisions shall be conclusive as to any questions arising hereunder.

11. Amendment of Agreement. This Agreement may only be modified or amended in a writing signed by both parties.

12. Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

13. Further Assurances. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

14. No Employment or Other Rights. The grant of the Option hereunder shall not confer upon the Grantee any right to be retained by, or to continue in, the employ of the Employer.

15. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

16. Assignment and Transfers. Except as the Committee may otherwise permit, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

17. Compliance with Law. The exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under the Grant shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Company may revoke the Grant if it is contrary to law or modify the Grant to bring it into compliance with any valid and mandatory government regulation.

18. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

19. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee at 25 Eastmans Road, Parsippany, New Jersey 07054, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

20. Headings. Paragraph headings are for reference only. In the event of a conflict between a title and the content of a Paragraph, the content of the Paragraph shall control.

21. Counterparts. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

WIRELESS TELECOM GROUP, INC.

By:

Name:

Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date:

Address:

- 7 -